SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 25, 1997



                             RED HOT CONCEPTS, INC.
             (Exact name of registrant as specified in its charter)



      DELAWARE                       33-86166                  52-1887105
(State of Organization)        (Commission File No.)         (IRS Employer
                                                          Identification Number)



                       6701 Democracy Boulevard, Suite 300
                               Bethesda, MD 20817
                    (Address of principal executive offices)


                                 (301) 493-4553
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

         As of the close of business on November 26, 1997, the Company effected a one-for-three Reverse Stock Split of its Common Stock. As a result of the one-for-three Reverse Stock Split there are 3,420,780 shares of Common Stock now outstanding.

                                   SIGNATURES



                  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   Red Hot Concepts, Inc.



                                                   By:/s/ Colin Halpern
                                                      Colin Halpern
                                                      President

                                                   Date:  November 28, 1997